Exhibit 10.4

Revision/License Agreement dated April 15th, 2003


                           REVISION/ LICENSE AGREEMENT

THIS Agreement dated April 15th, 2003 is between TerraStar Marketing, Inc. ("Licensor"), whose address is 74-040 Hwy 111, Suite JJ1, Palm Desert Ca, 92260, TerraStar Data Inc. ("Data"), same address, and Eclipse Entertainment Group, Inc., a Nevada corporation having a principal place of business located 10520 Venice Boulevard, Culver City, California, 90232 ("Licensee").

                                TABLE OF CONTENTS

RECITALS
1.  EFFECTIVE DATE
2.  DEFINITIONS
3.  WARRANTY, SUPERIOR RIGHTS AND REPRESENTATIONS
4.  LICENSE
5.  PAYMENTS AND REPORTS
6.  TERM AND TERMINATION
7.  ASSIGNMENT
8.  INDEMNIFICATION
9.  USE OF LICENSOR AND COMPONENT'S NAME
10. CONFIDENTIAL INFORMATION
11. ALTERNATE DISPUTE RESOLUTION
12. GENERAL
SIGNATURES

                                    RECITALS

     A. Licensor, Data and Licensee entered into an Agreement called the Closing/Common Stock Purchase Agreement" dated December 31, 2002. The Parties wish to revise and replace that Agreement with this Agreement.

     B. Licensor owns the exclusive license rights to the Licensed Subject Matter, which Licensed Subject Matter was developed by Data.

     C. Licensor desires to have the Licensed Subject Matter developed and used for the benefit of Licensee.

     D.   Licensee wishes to obtain a license from Licensor.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties agree as follows:

1. EFFECTIVE DATE

This Agreement is effective April 15, 2003 ("Effective Date").

2. DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated:

2.1 "AFFILIATE" means any business entity more than 50% owned by Licensee, any business entity, which owns more than 50% of Licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Licensee.

2.2.1 "EXCLUSIVE LICENSED FIELD" means the Pharmaceutical Computer Hardware and Software Technology field as related to Data's task specific hardware/Open Source Software based computer requiring no special configuration or software installation. The Product has been designed to provide computer users in specialty markets with a versatile and re-configurable alternative to the standardized PC. The TaskStation's(TM) constantly upgraded "software and applications package" includes an extensive suite of popular software applications pre-loaded in an all in one PC device. The existing TaskStation(TM) devices have now been integrated with the supporting Internet based portal and demonstration services suites and are now operational. The Internet based portal and services suites are designed to be custom configured for each market as determined by the requirements of the marketing license holder and its clients. Development on the TaskStation(TM) production prototypes in either a PC or a laptop configuration is now completed.

2.2.2 "NON EXCLUSIVE LICENSED FIELD" means the General Medical Computer Hardware and Software Technology field as related to Data's task specific hardware/Open Source Software based computer requiring no special configuration or software installation. The Product has been designed to provide computer users in specialty markets with a versatile and re-configurable alternative to the standardized PC. The TaskStation's(TM) constantly upgraded "software and applications package" includes an extensive suite of popular software applications pre-loaded in an all in one PC device. The existing TaskStation(TM) devices have now been integrated with the supporting Internet based portal and demonstration services suites and are now operational. The Internet based portal and services suites are designed to be custom configured for each market as determined by the requirements of the marketing license holder and its clients. Development on the TaskStation(TM) production prototypes in either a PC or a laptop configuration is now completed.

2.3 "LICENSED PRODUCT" means any product Sold by Licensee comprising Licensed Subject Matter pursuant to this Agreement.

2.4 "LICENSED SUBJECT MATTER" means the exclusive marketing rights to the Licensed Product within the Pharmaceutical sector and the non exclusive marketing rights to the Licensed Product within the medical sector.

2.5 "LICENSED TERRITORY" means the United States of America.

2.6 "NET SALES" means the gross revenues received by Licensee from the Sale of Licensed Products less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

2.7 "SALE OR SOLD" means the transfer or disposition of a Licensed Product for value to a party other than Licensee.

2.8 "TECHNOLOGY RIGHTS" means Data's rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by Data before the Effective Date.

3. WARRANTY: SUPERIOR-RIGHTS

3.1 Licensor represents and warrants its belief that (i) it is the owner of the entire right, title, and interest in and to Licensed Subject Matter, (ii) it has the sole right to grant licenses thereunder, and (iii) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to Licensee except as stated herein.

3.2 Licensee understands and acknowledges that Licensor, by this Agreement, makes no representation as to the operability or fitness for any use, safety, efficacy, ability to obtain regulatory approval, and/or breadth of the Licensed Subject Matter.

3.3 Licensee, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way by Licensor or its employees to enter into this Agreement, and further warrants and represents that (i) it has conducted sufficient due diligence with respect to all items and issues pertaining to this
Article 3 and all other matters pertaining to this Agreement; and (ii) Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and agrees to accept all risks inherent herein.

4. LICENSE

4.1 Licensor hereby grants to Licensee an exclusive license under Licensed Subject Matter to sell Licensed Products within the Licensed Territory for use within the Exclusive and Non Exclusive Licensed Field. This grant is subject to the payment by Licensee to Licensor of all consideration as provided herein, and is further subject to rights retained by Licensor and Data to:

     a. Publish the general scientific findings from research related to Licensed Subject Matter subject to the terms of Section 10, Confidential Information; and

     b. Use Licensed Subject Matter for research, teaching and developing additional Licensed Products and other related purposes.

4.2 Licensee may extend the license granted herein to any Affiliate if the Affiliate consents to be bound by this Agreement to the same extent as Licensee.

4.3 Licensee may grant sublicenses consistent with this Agreement if Licensee is responsible for the operations of its sublicensees relevant to this Agreement as if Licensee carried out the operations. Licensee must deliver to Licensor a true and correct copy of each sublicense granted by Licensee, and any modification or termination thereof, within 30 days after execution, modification, or termination. When this Agreement is terminated, all existing sublicenses granted by Licensee must be assigned to Licensor.

5. PAYMENTS AND REPORTS

5.1 In consideration of rights granted by Licensor to Licensee under this Agreement, Licensee will pay Licensor the following:

     a. A non-refundable license fee in the amount of 1,500,000 shares of Class A Preferred stock with six (6) to one (1) voting and conversion rights, due and payable when this Agreement is executed by Licensee;

6. TERM AND TERMINATION

6.1 The term of this Agreement is from the Effective Date for a period of 10 years.

6.2 This Agreement will earlier terminate:

     a. automatically if Licensee becomes bankrupt or insolvent and/or if the business of Licensee is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Licensee or otherwise; or

     b. upon 90 days written notice if Licensee breaches or defaults on any other obligation under this Agreement, unless, before the end of the 30 day period, Licensee has cured the default or breach and so notifies Licensor, stating the manner of the cure; or

     c. at any time by mutual written agreement between Licensee and Licensor, upon 180 days written notice to all parties and subject to any terms herein which survive termination.

6.3 If this Agreement is terminated for any cause:

     a. nothing herein will be construed to release either party of any obligation matured prior to the effective date of the termination;

     b. after the effective date of the termination, Licensee may sell all Licensed Products and parts therefor it has on hand at the date of termination; and

     c.   Licensee   will  be   bound   by  the   provisions   of   Articles   8
     (Indemnification), 9 (Use of Licensor and Component's Name), and 10 (Confidential Information) of this Agreement.

7. ASSIGNMENT

Except in connection with the sale of substantially all of Licensee's assets to a third party, this Agreement may not be assigned by Licensee without the prior written consent of Licensor, which will not be unreasonably withheld.

8. INDEMNIFICATION

Licensee agrees to hold harmless and indemnify Licensor, its officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by Licensee, its Affiliates or their officers, employees, agents or representatives.

9. USE OF LICENSOR AND COMPONENT'S NAME

Licensee may not use the name of Licensor without express written consent.

10. CONFIDENTIAL INFORMATION AND PUBLICATION

10.1 Licensor, Data and Licensee each agree that all information contained in documents marked "confidential" and forwarded to one by the other (i) be received in strict confidence, (ii) be used only for the purposes of this Agreement, and (iii) not be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

     a. was in the public domain at the time of disclosure;

     b. later became part of the public domain through no act or omission of the recipient party, it's employees, agents, successors or assigns;

     c. was lawfully disclosed to the recipient party by a third party having the right to disclose it;

     d. was already known by the recipient party at the time of disclosure;

     e. was independently developed by the recipient; or

     f. is required by law or regulation to be disclosed.

10.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in force and for a period of 3 years thereafter.

11. ALTERNATE DISPUTE RESOLUTION

Any dispute or controversy arising out of or relating to this Agreement, its construction or its actual or alleged breach will be decided by mediation. If the mediation does not result in a resolution of such dispute or controversy, it will be finally decided by an appropriate method of alternate dispute resolution, including without limitation, arbitration, conducted in the city of Las Vegas, Nevada in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association. The arbitration panel will include members knowledgeable in the evaluation of medical computer hardware and software technology. Judgment upon the award rendered may be entered in the highest court or forum having jurisdiction, state or federal. The provisions of this Article 11 will not apply to any dispute or controversy as to which any treaty or law prohibits such arbitration. The decision of the arbitration must be sanctioned by a court of law having jurisdiction to be binding upon and enforceable by the parties.

12. GENERAL

12.1 This Agreement constitutes the entire and only agreement between the parties for Licensed Subject Matter and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both parties.

12.2 Any notice required by this Agreement must be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of

Licensor and Data to:

The addresses above

or in the case of Licensee to:

The address above

or other addresses as may be given from time to time under the terms of this notice provision.

12.3 Licensee must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

12.4 This Agreement will be construed and enforced in accordance with the laws of the United States of America and of the State of Nevada.

12.5 Failure of Licensor to enforce a right under this Agreement will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

12.6 Headings are included herein for convenience only and shall not be used to construe this Agreement.

12.7 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

IN  WITNESS   WHEREOF,   parties  hereto  have  caused  their  duly   authorized
representatives to execute this Agreement.

TerraStar Marketing, Inc.                   TerraStar Data, Inc.


By                                          By
   -------------------------------             ---------------------------------
   Gary Campbell, CEO                          Gary Campbell, CEO

Eclipse Entertainment Group, Inc.

By
   -------------------------------
   Art Birzneck, President